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                                                                    EXHIBIT 23.2

[PARENTE - RANDOLPH - ORLANDO - CAREY & ASSOCIATES LETTERHEAD]


The Board of Directors
    of First Federal Savings and Loan
    Association of Hazleton
Hazleton, Pennsylvania:

         We consent to the incorporation by reference in the prospectus of Northeast Pennsylvania Financial Corp., which is a part of the Registration Statement on Form S-1 for Northeast Pennsylvania Financial Corp. and a part of Form AC for First Federal Savings and Loan Association of Hazleton of our report dated November 7, 1996, relating to the consolidated balance sheet of First Federal Savings and Loan Association of Hazleton and subsidiaries as of September 30, 1996 and the related consolidated statements of income, changes in equity, and cash flows for the years ended September 30, 1996 and 1995. In addition, we consent to the reference to our Firm under the headings "experts" and "change in accountants" in the aforementioned prospectus.

         We also consent to the use of our report on the financial statements of the First Federal Savings & Loan Association of Hazleton 401(k) Plan included in the 401(k) plan prospectus supplement.



                              /s/ PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES



Hazleton, Pennsylvania
December 22, 1997